SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 16, 2003

CLOSURE MEDICAL CORPORATION

(Exact Name of Registrant Specified in Charter)

Delaware	0-28748	56-1959623
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5250 Greens Dairy Road
Raleigh, North Carolina	27616
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 876-7800

            Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

99.1	Press Release, dated October 16, 2003, issued by Closure Medical Corporation.

Item 12. Results of Operations and Financial Condition

On October 16, 2003, Closure Medical Corporation disseminated a press release announcing its third quarter 2003 financial results. The press release is being furnished with this Current Report on Form 8-K as Exhibit 99.1 and is hereby incorporated herein by reference.

Use of Non-GAAP Financial Information

To supplement its financial statements presented in accordance with GAAP, the Registrant uses the non-GAAP financial measure of Adjusted Net Income to enhance the user’s overall understanding of the Registrant’s current financial performance. Specifically, the Registrant believes that the presentation of Adjusted Net Income for prior periods provides useful information to both management and investors by allowing a meaningful comparison of the Registrant’s current operating results (which are fully-tax effected at approximately 36 percent) to the operating results of prior periods (which were tax effected at three percent year-to-date and only reflected one state’s jurisdiction). The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

This report (including the exhibit) shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any filing made by the Registrant pursuant to the Securities Act of 1933, as amended, other than to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLOSURE MEDICAL CORPORATION (Registrant)

By	/s/ BENNY WARD

Benny Ward Vice President of Finance and Chief Financial Officer

Dated: October 16, 2003

Exhibit Index

Exhibit

99.1	Press Release, dated October 16, 2003, issued by Closure Medical Corporation.